SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary proxy statement.	☐	Confidential, for use of the
☐	Definitive proxy statement.		Commission only (as permitted
☐	Definitive additional materials.		by Rule 14a-6(e)(2)).
☐	Soliciting material pursuant to Rule 14a-11(c) or 14a-12.

ORTHOLOGIC CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

1275 West Washington Street
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2004

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation (the “Company”), will be held on Monday, June 7, 2004 at 8:00 a.m. local time, at the offices of the Company at 1275 West Washington Street, Tempe, Arizona 85281, for the following purposes:

     (1) To elect three directors as Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2007 or until their respective successors are elected;

     (2) To consider and act upon a proposal to amend the Company’s 1997 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 1,000,000 shares;

     (3) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on April 15, 2004 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company’s corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

     A copy of the Company’s 2003 Annual Report to Stockholders, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

By order of the Board of Directors,

Thomas R. Trotter
Chief Executive Officer

Tempe, Arizona
April 29, 2004

IMPORTANT: It is important that your stockholdings be represented at this meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

OrthoLogic Corp.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2004

1275 West Washington Street
Tempe, Arizona 85281

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2004

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 7, 2004 or any adjournment thereof (the “Annual Meeting”) at the offices of the Company at 1275 West Washington Street, Tempe, Arizona 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company’s stockholders commencing on or about April 29, 2004.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 1275 West Washington Street, Tempe, Arizona 85281.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 15, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 34,525,069 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company’s Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots. The three nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock at April 1, 2004 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company and each director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially
	Owned (1)
Identity of Stockholder or Group	Number	Percent
Thomas R. Trotter (2)	887,400	2.5%

Sherry A. Sturman (3)	239,388	*

Shane P. Kelly	24,977	*

Donna L. Lucchesi	46,000	*

James T. Ryaby (4)	222,181	*

Stuart H. Altman (5)	173,000	*

Michael D. Casey (6)	23,333	*

Fredric J. Feldman (7)	275,850	*

John M. Holliman III (8)	284,000	*

Elwood D. Howse (9)	239,644	*

Augustus A. White III (10)	286,231	*

Heartland Advisors, Inc.	3,718,000	10.8%
789 North Water Street
Milwaukee, Wisconsin 53202 (11)

Bricoleur Capital Management LLC	1,724,381	5.0%
12230 El Camino Real, Suite 100
San Diego, CA 92130 (12)

Dimensional Fund Advisors Inc.	1,639,527	4.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401 (13)

	Shares Beneficially
	Owned (1)
Identity of Stockholder or Group	Number	Percent
Fuller & Thaler Asset Management, Inc.	1,781,081	5.2%
411 Borel Avenue, Suite 402
San Mateo, CA 94402 (14)

All directors and executive officers as a	2,702,004	7.4%
group (11 persons) (15)

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 800,400 shares Mr. Trotter has a right to acquire upon exercise of stock options.

(3)	Includes 237,388 shares Ms. Sturman has a right to acquire upon exercise of stock options.

(4)	Includes 195,181 shares Dr. Ryaby has a right to acquire upon exercise of stock options.

(5)	Includes 160,000 shares Dr. Altman has a right to acquire upon exercise of stock options and [1,000 indirectly owned shares].

(6)	All 23,333 are shares Mr. Casey has a right to acquire upon the exercise of stock options.

(7)	Includes 189,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(8)	Includes 221,000 shares Mr. Holliman has a right to acquire upon exercise of stock options and 3,000 share indirectly owned as trustee.

(9)	Includes 191,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(10)	Includes 181,500 shares Dr. White has a right to acquire upon exercise of stock options and 6,878 indirectly owned shares.

(11)	Derived from a Schedule 13G, Amendment No. 10, dated February 12, 2004 filed by the stockholder pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Schedule 13G states that the securities “may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc.” The Schedule 13G, as amended, also states that the clients of Heartland Advisors, Inc. have the right to receive, or the power to direct the receipt of dividends and proceeds from, the sale of shares included on the Schedule. The Heartland Value Fund, a series of the Heartland Group, Inc., owns 2,065,000 shares of the class of shares reported on the Schedule.

(12)	Derived from a Schedule 13G, Amendment No. 2, dated February 6, 2004 filed by Bricoleur Capital Management LLC (“Bricoleur”) pursuant to the 1934 Act. The Schedule 13G states that Bricoleur is an investment adviser, that it serves as an investment manager for certain accounts that hold the securities reported on the Schedule 13G, and that Bricoleur “has been granted the authority to dispose of and vote those Securities” but that “[e]ach entity that owns an account has the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Securities held in the account.”

(13)	Derived from a Schedule 13G, Amendment No. 5, dated February 6, 2004 filed by Dimensional Fund Advisers Inc. (“Dimensional”) pursuant to the 1934 Act. The Schedule 13G states that Dimensional is an investment advisor under the Investment Advisors Act of 1940, that it serves as investment manager to certain investment vehicles and that “[i]n its role as investment advisor or investment manager, Dimensional possesses voting and/or investment power over the securities of the Issuer.” Dimensional disclaims beneficial ownership of the securities.

(14)	Derived from a Schedule 13G, dated February 13, 2004 by Fuller & Thaler Asset Management, Inc. (“F&T”) and Russell J. Fuller (“Fuller”) pursuant to the 1934 Act. The Schedule 13G states that F&T is an investment adviser, that Fuller serves as the company’s President, that “Each person for whom Fuller & Thaler Asset management, Inc. acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock[.]”

(15)	Includes 2,198,802 shares directors and executive officers have a right to acquire upon exercise of stock options.

PROPOSAL 1: ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting to serve as Class I directors until the Annual Meeting of Stockholders to be held in the year 2007 and until their respective successors are elected. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Company’s nominees Fredric J. Feldman, Ph.D., Thomas R. Trotter and Michael D. Casey. Dr. Feldman, Mr. Trotter and Mr. Casey are currently directors of the Company. The three nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. Only affirmative votes are relevant in the election of directors.

     Pursuant to the Company’s Certificate of Incorporation, as amended, the Board of Directors is classified into three classes, with each class holding office for a three-year period. The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of nine. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the nominees for director and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees for Class I Directors Whose Terms Will Expire at the Annual Meeting Held in the Year 2007:

Fredric J. Feldman, Ph.D.(1)(3)	Director since 1991

Fredric J. Feldman, Ph.D., 64, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc. a women’s healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex again in 1999. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. He is a director of Sangstat Medical Corp., a publicly held biotech transplant drug company, and of Ostex International, Inc., a publicly held developer of diagnostics and therapeutics for skeletal and connective tissue diseases.

Thomas R. Trotter	Director since 1997

Thomas R. Trotter, 56, joined OrthoLogic as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California. He holds a B.S. degree from the University of Maryland and a Masters of Business Administration from Pepperdine University.

Michael D. Casey	Director since 2004

Michael D. Casey, 58, became a director of the Company in January 2004, filling a newly created vacancy on the Board of Directors. Mr. Casey, who currently works as a consultant in the biopharmaceutical field, was the Chairman, President, and Chief Executive Officer and a Director of Matrix Pharmaceutical, Inc., a publicly traded cancer therapy company until it was acquired by Chiron Corporation in March 2002. Mr. Casey joined Matrix in October 1997 from Schein Pharmaceutical, Inc., where he was Executive Vice President from November 1995 to December 1996. In 1996 he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a

biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing, for the Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is a Director of Allos Therapeutics Inc., Bone Care International, Inc., Celgene Corporation, Cholestech Corporation and DURECT Corporation.

Class III Directors Whose Terms Will Expire at the 2006 Annual Meeting:

Stuart H. Altman, Ph.D. (2)	Director since 1998

Stuart H. Altman, 66, has been a Professor of National Health Policy at the Florence Heller Graduate School for Social Policy, Brandeis University since 1977. He was Dean of the Florence Heller Graduate School from 1977 to 1993. For twelve years (1984 to 1996), he was Chairman of the Congressional Prospective Payment Assessment Commission responsible for advising Congress and the Administration on Medicare Payment Policies for Hospitals, Nursing Homes, Home Health Agencies and other health care providers. Dr. Altman has served as the Chair of the Advisory Board to the Institute of Medicine of the National Academy of Sciences and was a member of the Board of Trustees of Beth Israel Hospital in Boston, Massachusetts from 1978 to 1990. From 1971 to 1976, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health, Education and Welfare under President Nixon. Dr. Altman is a director of IDX Systems Corporation, a publicly held provider of healthcare information systems, and Lincare Holdings Inc., a publicly held provider of oxygen and other respiratory therapy services to in-home patients. He is also a member of the Foundation Board of the Health Plan of New York, which is a not-for-profit Health Maintenance Organization that provides health care services and health insurance coverage throughout the New York metropolitan area.

Elwood D. Howse, Jr. (1)(2)(3)	Director since 1987

Elwood D. Howse, Jr., 64, has served as a director of the Company since September 1987. He is President and co-founder of Cable & Howse Ventures, a venture capital management firm. Mr. Howse has served as the President of Cable & Howse Ventures, Inc. since 1981. He is a member of the boards of directors of Applied Microsystems Corporation, a publicly held provider of software development tools and technologies, ImageX, Inc., a public business to business Internet market maker for printed business materials, and BSQUARE Corporation, a public company that provides products and services for the development and deployment of wireless and wireline smart devices, as well as several private companies and not-for-profit organizations. Mr. Howse serves as the Chair of the BSQUARE Corporation Audit Committee.

Class II Directors Whose Terms Will Expire at the 2005 Annual Meeting:

John M. Holliman III(1)(2)(4)	Director since 1987

John M. Holliman III, 50, has served as a director of the Company since September 1987 and as a Chairman of the Board of Directors since August 1997. Since February 1993 he has been a general partner of entities, which are the general partners of Valley Ventures, LP. (formerly known as Arizona Growth Partners, LP.), Valley Ventures II, LP. and Valley Ventures III, LP, all of which are capital funds. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures’ predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona.

Augustus A. White III, M.D., Ph.D. (4)	Director since 1993

Dr. White, 67, became a director of the Company in July 1993. He has been a Master of the Oliver Wendell Holmes Society and the Ellen and Melvin Gordon Professor of Medical Education, Harvard Medical School since July 2001; Professor of Orthopedic Surgery at the Harvard Medical School and the Harvard-MIT Division of Health Sciences and Technology since July 1978; and Orthopedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston since 1990. From 1992 to 1994, he served as the Chief of Spine Surgery at Beth Israel and is Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of Brown University, the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. Dr. White is currently a director of Zimmer Holdings, Inc., a publicly held designer, marketer and manufacturer of orthopedic products.

(1)	Member of the Executive Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating Committee

Board Meetings and Committees

     The Board of Directors is composed of six outside directors and one employee director, Mr. Trotter. The Board has determined that each director other than Mr. Trotter is independent for purposes of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”). The Board of Directors held a total of 10 meetings during the fiscal year ended December 31, 2003. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service. Currently, the Board of Directors does not have a policy regarding director attendance at the Company’s annual meeting of stockholders. All of the directors attended last year’s annual meeting of stockholders in person or by telephone.

     The Board presently has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse and met four times during 2003.

Audit Committee

     The Audit Committee consists of Mr. Howse, Mr. Altman and Mr. Holliman and met four times in 2003. The Audit Committee assists the Board of Directors in its oversight of financial reporting practices, including the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints the Company’s independent auditors, which appointment may be ratified by the shareholders. The Audit Committee meets independently with representatives of the Company’s independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company’s annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for approving, reviewing and monitoring the performance of non-audit services by the Company’s auditors. The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

     The Board of Directors has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable NASD Marketplace Rules for audit committees. In particular, all audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and the Board of Directors has determined that Elwood D. Howse, Jr., the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission (the “SEC”). Additionally, Mr. Howse and each of the other members of the Audit Committee is an “independent director” as defined in NASD Marketplace Rule 4200(a)(15).

Compensation Committee

     The Compensation Committee, which consists of Dr. Feldman and Mr. Howse, met one time during 2003. Each member of the Compensation Committee is an “independent” director as defined in NASD Marketplace Rule 4200(a)(15) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company’s stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

Nominating Committee

     The Nominating Committee examines and recommends nominations for the Board of Directors and officers of the Company. The Nominating Committee operates under a written charter, a copy of which is provided with this

Proxy Statement as Annex A. The Company does not post the Nominating Committee Charter on its website. Although the Nominating Committee has not established minimum standards for Board nominees, the Nominating Committee generally seeks candidates with chief operating, executive or financial officer experience in complex organizations; a commitment to give the time and attention to the duties required of them; and evidence of an independent and inquiring mind willing to question management’s assumptions. On an as needed basis, the Nominating Committee uses the services of outside consultants to assist the Nominating Committee to identify capable director candidates.

     The Nominating Committee consists of Mr. Holliman and Dr. White, both of whom are independent directors under NASD Marketplace Rule 4200(a)(15). The Nominating Committee met one time during 2003. On January 24, 2004, the Board of Directors increased the number of directors constituting the entire Board from six to seven, and elected Michael D. Casey as a Class I director for a term expiring at the Annual Meeting. Mr. Casey was selected by the Company’s Nominating Committee and the Board of Directors as a result of a candidate search conducted by the Nominating Committee. Mr. Casey was referred to the Nominating Committee by an outside consultant who specializes in the pharmaceutical industry. Other candidates were also referred by Board members and were considered. The Board concluded that Mr. Casey possessed extensive experience in the pharmaceutical and biotechnology fields that will be important to OrthoLogic as it further develops Chrysalin. The Nominating Committee nominated Mr. Trotter, Mr. Casey and Dr. Feldman for election as Class I directors for this year’s annual meeting of stockholders.

Stockholder Nomination of Director Candidates

     The Nominating Committee will consider for nomination as director of the Company any director candidate recommended or nominated by stockholders in accordance with the process outlined below.

     Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by providing the candidate’s name, contact details, biographical data, and qualifications in writing to the Nominating Committee, c/o Secretary, 1275 West Washington Street, Tempe, Arizona 85281. The Board may change the process by means of which stockholders may recommend director candidates to the Nominating Committee. Please refer to the Company’s website at www.orthologic.com for any changes to this process. The Company has not received any stockholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery at 1275 West Washington Street, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp., 1275 West Washington Street, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of the shareholders’ meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Stockholder Communications with Board

     Stockholders wishing to communicate with the Board of Directors or with a Board member should address communications to the Board or to the particular Board member, c/o Secretary, 1275 West Washington Street, Tempe, Arizona 85281. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website at www.orthologic.com for any changes to this process.

Compensation of Directors

     During the year ended 2003, the Company paid non-employee directors an annual retainer of $24,000, payable quarterly in advance. All directors are eligible for the grant of nonqualified stock options pursuant to the Company’s 1997 Stock Option Plan. The Company issued options to acquire 20,000 non-qualified shares to each non-employee director on December 31, 2003. All such options vested immediately and were granted at the market price of $6.13 on the date of grant. The options have been granted with ten-year terms.

     For information regarding options granted to the Company’s only employee-director (Mr. Trotter) during 2003, see the table captioned “Option/SAR Grant in Last Fiscal Year” below.

     The following table summarizes options granted to non-employee directors during the year ended December 31, 2003:

Name	Date of Option	Number of Shares	Option Price
Stuart H. Altman	12/31/03	20,000	$6.13

Fredric J. Feldman	12/31/03	20,000	$6.13

John M. Holliman III	12/31/03	20,000	$6.13

Elwood D. Howse, Jr.	12/31/03	20,000	$6.13

Augustus A. White III	12/31/03	20,000	$6.13

Executive Officers

     The following table sets forth information regarding our executive officers:

Name	Age	Title
Thomas R. Trotter	56	Chief Executive Officer, President and Director
Sherry A. Sturman	39	Senior Vice President and Chief Financial Officer
James T. Ryaby, Ph.D.	45	Senior Vice President of Research and Clinical Affairs and Chief Technology Officer
Shane P. Kelly	34	Former Senior Vice President of Sales
Donna L. Lucchesi	40	Former Vice President of Marketing

     Thomas R. Trotter joined OrthoLogic as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California. He holds a B.S. degree from the University of Maryland and a Masters of Business Administration from Pepperdine University.

     Sherry A. Sturman joined OrthoLogic as Director of Finance in October 1997 and began serving as the Vice President of Administration, and Chief Financial Officer in June 2000 and was promoted to Senior Vice

President in early 2003. From 1994 to 1997, Ms. Sturman was employed as the Chief Financial Officer for ComCare, a large managed care company based in Phoenix. She has over eighteen years of financial management experience in both health care and public companies. She is a Certified Public Accountant, with a Masters degree in Business Administration.

     James T. Ryaby, Ph.D., joined OrthoLogic as Director of Research in 1991 and became Vice President of Research in 1997 and was promoted to Senior Vice President and Chief Technology Officer in early 2003. Prior to joining OrthoLogic, he was a research scientist at Mt. Sinai School of Medicine in New York, where he received his Ph.D. degree in cellular biology. His current research interests are applications of peptides, cytokines, growth factors, and biophysical stimulation in musculoskeletal tissue repair. Dr. Ryaby also serves as Adjunct Professor of Bioengineering at Arizona State University.

     Shane P. Kelly resigned from OrthoLogic in December 2003 in conjunction with the closing of the sale of the bone growth stimulation device business to dj Orthopedics, LLC, with whom Mr. Kelly is currently employed. Mr. Kelly joined OrthoLogic in 1991 and served as its Senior Vice President when he departed. Mr. Kelly received an undergraduate degree in business from Tulane University and a Masters of Business Administration in International Management from Thunderbird, The American Graduate School of International Management.

     Donna L. Lucchesi resigned from OrthoLogic in December 2003 in conjunction with the closing of the sale of the bone growth stimulation device business to dj Orthopedics, LLC, with whom Ms. Lucchesi is currently employed. Ms. Lucchesi joined OrthoLogic in August 1998 and served as its Vice President of Marketing when she departed. From 1990 to 1998, Ms. Lucchesi held a variety of marketing positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as Director of Health Care Systems Marketing. She holds a Master’s Degree in Business Administration from Washington University.

COMMITTEE REPORTS

     The following Report of the Compensation Committee and Audit Committee of the Company’s Board of Directors and the performance graph included elsewhere in this proxy statement shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee of the Board of Directors

     The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and certain option grants under the Company’s stock option plans (the “Plans”).

Compensation Philosophy

     The objectives of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company’s business objectives and to reward individual performance. During 2003, the Company used base salary, executive officer cash bonuses and stock options to achieve these objectives. In carrying out these objectives, the Committee considers the following:

(1)	The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company’s executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. The Company typically surveys publicly available information regarding companies listed on the Nasdaq National Market which are comparable in size, products or industry with the Company.

(2)	The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills and teamwork.

(3)	Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial goals.

(4)	The responsibility and authority of each position relative to the other positions within the Company.

     The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation are as follows:

     Base Salary. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer’s achievements during the prior fiscal year in meeting the Company’s financial and business objectives, as well as the executive officer’s performance of individual responsibilities and the Company’s financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries publicly disclosed by companies that OrthoLogic believes are comparable to it and generally targets base salary to the mid-point of the ranges.

     Performance Bonuses. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 4 above and further believes that such performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan that is based upon the financial performance of the Company and other specific company-wide objectives established by the Committee and approved by the full Board of Directors. For 2003, executive bonuses were targeted at approximately 50% and 40% of the executive officers’ base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company’s performance may vary from year to year depending on the particular facts and circumstances at the time.

     Option Grants. In establishing option grants or recommendations to the entire Board, the Committee believes it tends to give greater weight to factors 2 and 3 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards a grant under a Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on an annual basis, under the Plan. Options are granted at the current market price for the Company’s Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive’s performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

     The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company’s Chief Executive Office and four highest-paid executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has and would not have been significant and has decided for the present to not modify the compensation policies of the Company based on such changes in the tax law. In the event that the Committee determines that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

Chief Executive Officer Compensation

     The Committee reviews the performance of the Chief Executive Officer at least annually. In February 2004, the Compensation Committee and Mr. Trotter reviewed the compensation terms of Mr. Trotter’s employment agreement in light of the sale of the bone growth stimulation device business and the Company’s new focus on research and development of biopharmaceuticals. The Compensation Committee reviewed data from a survey of salaries for companies comparable in size that are in the biopharmaceutical research and development industry and considered the Company’s earnings and financial position. Based on these criteria, the Compensation Committee revised Mr. Trotter’s employment agreement, including a new base salary at $350,000 with an incentive bonus targeted at 50% of Mr. Trotter’s base salary and special bonuses based on the occurrence of certain events.

     In January 2004, the Compensation Committee met to determine bonuses based on performance during 2003 and awarded $201,250 to its Chief Executive Officer and $190,750 to its two other executive officers. The Chief Executive Officer also received a bonus of $472,000 related to the sale of the Company’s bone stimulation device business. For more information on the executive officers compensation, see the Summary Compensation Table on page 13. At the same January meeting, the Compensation Committee set performance goals for 2004 and structured the 2004 management bonus plan.

     Compensation Committee During 2004:

Fredric J. Feldman	Elwood D. Howse, Jr.

Compensation Committee Interlocks and Insider Participation

     During 2003, Fredric J. Feldman and Elwood D. Howse, Jr., each an independent director, served on the Compensation Committee of the Board of Directors.

Report of the Audit Committee of the Board of Directors

     The role of the Audit Committee (the “Committee”) is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     Among other matters, the Committee monitors and oversees the activities and performance of the external auditors, including the audit scope, external audit fees, and auditor independence matters. The Committee also is responsible for approving non-audit services proposed to be performed by the independent auditor. The Committee has responsibility to appoint and dismiss the company’s independent auditor. Management and independent auditor presentations to and discussions with the Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

     In the performance of its oversight function, the Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and Rule 2-07 of Regulation S-X. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to services provided by the auditors, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. The Audit Committee met four times in 2003, each time meeting separately with the auditors without the presence of management.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee During 2003

John M. Holliman, III	Stuart H. Altman	Elwood D. Howse, Jr.

Code of Conduct

     In March 2004, the Company adopted a code of conduct that applies to all of its employees and has particular sections that apply only to its principal executive officer and senior financial officers. The Company posted the text of its code of conduct on its website in connection with the “Corporate Governance” materials. In addition, the Company will promptly disclose on its website (1) the nature of any amendment to its code of conduct that applies to its principal executive officer and senior financial officers, and (2) the nature of any waiver, including an implicit waiver, from a provision of its code of conduct that is granted to one of these specified officers, the name of such officer who is granted the waiver and the date of the waiver.

Certain Transactions

     The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law.

Summary Compensation Table

     The following table sets forth, with respect to the years ended December 31, 2003, 2002 and 2001 compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the two other executive officers who were serving as executive officers at December 31, 2003. The table also includes information for former executive officers Shane P. Kelly and Donna L. Lucchesi, each of whom would have been “named executive officers” under the SEC rules if he or she had been executive officers as of December 31, 2003.

					Long-Term
					Compensation
		Annual Compensation			Awards
					Securities
				Other Annual	Underlying	All Other
Name and Principal				Compensation	Options/SARs	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	(#)(2)	($)
Thomas R. Trotter	2003	359,823	(3)673,250	5,400	—	—
President and Chief	2002	327,115	165,000	5,400	—	—
Executive Officer	2001	312,115	175,000	5,400	300	—

Sherry A. Sturman	2003	190,192	103,500	—	—	—
Senior Vice President and	2002	163,077	70,000	—	40,000	—
Chief Financial Officer	2001	155,983	72,000	—	135,350	—

Shane P. Kelly	2003	191,730	132,000	—	—	—
Former Senior Vice	2002	163,077	81,915	—	32,000	—
President of Sales	2001	155,000	70,425	—	65,300	—
Donna L. Lucchesi	2003	149,846	65,000	—	—	—
Former President of	2002	150,654	64,000	—	20,000	—
Marketing	2001	144,477	56,840	—	125,350	—

James T. Ryaby, Ph.D.	2003	207,692	87,300	—	42,000	—
Senior Vice President	2002	149,039	63,000	—	30,000	—
Research and Clinical and	2001	143,654	53,360	—	300	—
Chief Technology Officer

(1)	Other Annual Compensation includes an automobile allowance for Mr. Trotter.

(2)	Consist entirely of stock options.

(3)	Mr. Trotter received a special bonus of $472,000 related to the sale of the Company’s bone stimulation device business, which is included in the bonus figure.

Option/SAR Grants in Last Fiscal Year (1)

     The following table sets forth information about stock option grants during the last fiscal year to the executive officers and former executive officers named in the Summary Compensation Table.

Potential Realizable Value at
Assumed Annual Rates of Stock
Price Appreciation
Individual Grants					for Option Term (2)
	Number of	% of Total
	Securities	Option/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Thomas R. Trotter	—	—	—	—	—	—
Sherry A. Sturman	—	—	—	—	—	—
Shane P. Kelly	—	—	—	—	—	—
Donna L. Lucchesi	—	—	—	—	—	—
James T. Ryaby	42,000	17.1%	$3.28	3/5/2013	$86,637	$219,554

(1)	Consist entirely of stock options.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

     Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values (1)

     The following table sets forth information with respect to the executive officers and former executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.

	Number of Securities Underlying
	Unexercised Options		Value of Unexercised In-the-
	At FY-End (#) (1)		Money Options at FY-End ($)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas R. Trotter	800,400	—	$1,331,420	—
Sherry A. Sturman	179,092	19,908	$467,909	$54,570
Shane P. Kelly	—	—	—	—
Donna L. Lucchesi	—	—	—	—
James T. Ryaby	186,961	30,039	$333,567	$61,418

(1)	No SARs are outstanding.

(2)	Value is based upon closing bid price of $6.13 as reported on the Nasdaq National Market for December 31, 2003, minus the exercise price, multiplied by the number of shares underlying the option.

     Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

     The Company has entered into a Second Amended and Restated Employment Agreement with Mr. Trotter as of February 20, 2004, which amended and restated the prior version of the employment agreement with Mr. Trotter which became effective on July 15, 2003. The Second Amended and Restated Employment Agreement provides for a minimum base salary of $350,000, which may be increased subject to annual reviews. Mr. Trotter is also eligible to participate in the incentive bonus program, as revised from time to time by the Board of Directors. Under the terms of the Second Amended and Restated Employment Agreement, the Company may elect to begin a three-year transition leading to the termination of Mr. Trotter’s employment with the Company at any time, with or without cause. In the event the Company makes such an election, Mr. Trotter would be entitled to continue receiving salary, at declining base salary rates, and benefits for a period of three years. The Second Amended and Restated Employment Agreement also provides that Mr. Trotter is entitled to receive a special bonus of up to $3.5 million in the event that the company undergoes a change in control, or a sale of substantially all of the assets of the company.

     The Company entered into a Second Amended and Restated Employment Agreement with Ms. Sturman that was effective as of November 1, 2003, which amended and restated the prior version of the Company’s employment agreement with Ms. Sturman. The Second Amended and Restated Employment Agreement provides for a minimum base salary of $200,000. Ms. Sturman is also eligible to participate in the incentive bonus program. Under the terms of the Second Amended and Restated Employment Agreement, the Company may elect to begin a one-year transition leading to the termination of Ms. Sturman’s employment with the Company at any time, with or without cause. In the event the Company makes such an election, Ms. Sturman would be entitled to continue receiving salary and benefits for a period of one year.

The Company has entered into an employment agreement James Ryaby. This contracts provides for a one-year employment term which is automatically renewed for another year. The Company may terminate the Dr. Ryaby’s salary with cause, in which case the Company shall be obligated to pay Dr. Ryaby’s salary through the date of termination. If the Company terminates Dr. Ryaby’s employment without cause, Dr. Ryaby is entitled, upon executing a severance agreement, to 12 months of salary.

     Under the Company’s stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company’s outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual’s vesting schedule, whichever is earlier. If the option holder loses his position with the Company as a result of the merger or sale, 100% of his options will immediately vest. The November 2003 sale of the Company’s bone stimulation device business qualified as an event that triggered the acceleration of part or all of the stock options for all employees. Additionally, the Company’s 1997 Stock Option Plan provides that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

     The Compensation Committee of the Board of Directors has approved a 2004 bonus plan for the Company’s executive officers that provides for bonuses of approximately 50% of base salary, depending on Company and individual performance.

Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on the Company’s Common Stock to the cumulative total return of (i) the Standard & Poor’s Healthcare Medical Products and Supplies Index and (ii) the Russell 2000 Index from December 31, 1998 through December 31, 2003. The graph is generated by assuming that $100 was invested on December 31, 1998 in each of the Company’s Common Stock, the Standard & Poor’s Healthcare Medical Products and Supplies Index (the “Peer Group”) and the Russell 2000 Index, and that all dividends were reinvested.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
OrthoLogic Corp.	$100	$77	$86	$146	$108	$183
Peer Group	$100	$86	$93	$97	$85	$106
Russell 2000 Index	$100	$120	$114	$116	$91	$132

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company’s directors, its executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2003. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997
STOCK OPTION PLAN INCREASING SHARES AVAILABLE
FOR GRANT BY 1,000,000 SHARES

     The summary of the material features of the 1997 Plan in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the 1997 Plan. A copy of the 1997 Plan is available upon request to the Secretary of the Company.

     Stock options play a key role in the Company’s ability to recruit, reward and retain executives and key employees. The Company believes that equity-based incentive programs help insure a tight link between the interests of its stockholders and employees and enhance the Company’s ability to continue recruiting and retaining top talent. The Board believes that stockholders should adopt Proposal 2 to help the Company continue to meet these objectives.

Summary of 1997 Plan

     The 1997 Plan was originally adopted by the Board of Directors on March 26, 1997. A total of 1,040,000 shares of Common Stock was reserved for issuance under the 1997 Plan at that time. Over 1998, 1999, 2000 and 2001, the Board and shareholders approved amendments to the 1997 Plan that increased the number of shares of Common Stock reserved for issuance by 375,000, 275,000, 1,000,000 and 500,000 shares respectively. The Board approved and is seeking shareholder approval for a proposal to increase the number of shares reserved by 1,000,000 additional shares.

     Purposes. The purposes of the 1997 Plan are to attract and retain the best available employees and directors of the Company or any parent or subsidiary or affiliate of the Company which now exist or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

     The 1997 Plan provides for the grant of options which qualify as “incentive stock options” (sometimes referred to herein as “ISOs”) under Section 422 of the Internal Revenue Code (the “Code”) and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as “NSOs”). The 1997 Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the Plans to comply with the provisions of Rule 16b-3 (“Rule 16b-3”) under the 1934 Act. The administering body is referred to herein as the “Committee.”

     Share Reserve. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1997 Plan (before amendment) is 3,190,000 shares of the Company’s Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. As of April 15, 2004, a total of 1,651,650 shares were subject to outstanding options under the 1997 Plan, and 1,465,222 shares have been issued upon exercise of options under the 1997 Plan. If any outstanding option grant under the 1997 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1997 Plan as if no options had been granted with respect to those shares.

     Eligibility. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1997 Plan. Nonemployee directors are eligible to receive only NSOs under the 1997 Plan while employee directors are eligible for both ISOs and NSOs. As of April 15, 2004, approximately 32 employees and six non-employee directors were eligible to participate in the 1997 Plan.

     In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1997 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1997 Plan does not confer on any optionee in the 1997 Plan any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate an optionee’s employment or other services.

     Limitations on Awards. No grants are required to be made during any calendar year. In any calendar year, no individual may receive grants of options covering more than 200,000 shares. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to an optionee owning more than 10% or more of the total combined voting power of all classes of stock to the Company or any ISO Group member), three months after the date the optionee ceases to perform services for the Company or any ISO Group member (for reasons other than death, disability or cause), one year after the date the optionee ceases to perform services for the Company or any other ISO Group member if cessation is due to death or disability, or the date the optionee ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

     Pricing and Payment of Options. The per share exercise price of each stock option granted under the 1997 Plan is established by the Committee at the time of grant. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of an optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of an NSO may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to an optionee may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Common Stock equals the closing price on the date in question as reported on the Nasdaq National Market.

     Under the 1997 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the optionee held the shares of stock for at least six months); or (iv) if permitted by the Company, through a sale and remittance procedure by which an optionee delivers concurrent written instructions to a brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve board and any other applicable laws or regulations in effect at the time such credit is extended.

The Committee may require, as a condition to exercise of an option, that the optionee pay to the Company the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine.

     Subject to certain limitations, the Committee may modify, extend or renew outstanding options. The Committee may not reduce the exercise price of outstanding options or accept the surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the Plan as determined by the Committee.

     Exercise. The Committee has the authority to determine the vesting and exercise provisions of all grants under the 1997 Plan. In general under the 1997 Plan, no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, or a guardian or legal representative.

     Accelerating Events. Unless otherwise provided in the grant letter, 75% of each optionee’s unvested options under the 1997 Plan will become immediately exercisable in full upon the acquisition by a third party of 100% of the Company’s outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company’s assets, or a similar reorganization of the Company. (If the optionee loses his position with the Company as a result of or subsequent to such an event, 100% of the optionee’s unvested options will immediately become exercisable.) The unvested balance will vest in 12 equal monthly installments following the event or according to the optionee’s individual vesting schedule, whichever is earlier.

     Merger, Consolidation or Reorganization. In the event of a merger consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board of Directors, the Committee (subject to approval of the Board) or the board of directors of any corporation assuming the obligations of the Company shall either (a) protect each outstanding and unexercised option by the substitution on an equitable basis of appropriate shares of the surviving corporation or (b) cancel each such option and make a cash payment to the optionee.

     Termination or Amendment of the 1997 Plan. The Board of Directors may amend or modify the 1997 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1997 Plan will terminate on March 25, 2007, unless sooner terminated by the Board of Directors.

Certain Federal Income Tax Consequences

     The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1997 Plan. The following discussion does not address state, local or foreign tax consequences.

     An optionee will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the share received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If shares acquired upon exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee (the “ISO Holding Period”), then (i) no amount will be reportable as ordinary income with respect to such shares by the optionee and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of an optionee to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

A “disqualifying disposition” will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the optionee will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. Any amount realized on the sale in excess of the fair market value of the date of exercise will be treated as a capital gain. If the amount realized on the sale is less than the exercise price, the optionee will recognize no ordinary income, and the loss will be reportable as a capital loss. The Company will be allowed a tax deduction in the year of any disqualifying disposition equal to the amount of ordinary income recognized by the optionee.

     In general, an optionee to whom an NSO is granted will recognize no taxable income at the time of the grant. Upon exercise of an NSO, the optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the NSO, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the optionee in the year the optionee recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

Valuation

     As of April 15, 2004, the closing sale price for the Company’s Common Stock, as reported on the Nasdaq National Market, was $7.36 per share.

Option Grants

     As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1997 Plan.

Required Vote

     The affirmative vote of the holders of a majority of the shares of Common Stock present (or represented) and entitled to vote at the Annual Meeting is required for the approval of this proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against this proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

     The following provides tabular disclosure of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans as of December 31, 2003, aggregated into two categories – plans that have been approved by stockholders and plans that have not.

			Number of
			Securities Remaining
			Available for Future
	Number of	Weighted-average	Issuance Under
	Securities to be	Exercise Price of	Equity Compensation
	Issued upon	Outstanding	Plans (Excluding
	Exercise of Outstanding	Options and	Securities Reflected
Plan Category	Options and Warrants	Warrants	in 1st Column)
Equity compensation plans approved by stockholders	3,235,899	$4.67	312,005
Equity compensation plans not approved by stockholders	200,000	2.77	—

Total	3,435,899	$4.56	312,005

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004. The Board of Directors is submitting the selection of the independent auditors for shareholder ratification at the 2003 annual meeting, and recommends that stockholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

     Deloitte & Touche LLP has audited the Company’s financial statements annually since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets froth the aggregate fees billed to the Company for the years ended December 31, 2003 and December 31, 2002 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

	Amount
Type of Fee	2003	2002
Audit-Fees (1)	$171,300	$180,415
Audit-Related Fees (2)	154,464	112,735

Total Audit and Audit-Related Fees	325,764	293,150
Tax Fees (3)	494,615	325,250
All Other Fees (4)	—	—

Total Fees	$820,379	$618,400

(1)	Audit fees include fees for services rendered by Deloitte & Touche in connection with their audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q or annual reports on Form 10-K during the applicable fiscal year.

(2)	Audit-related fees include fees for services rendered by Deloitte & Touche for matters such as the sale of the bone stimulation device business, audits of employee benefit plans and responses to accounting and reporting-related matters.

(3)	Tax fees include fees for services rendered by Deloitte & Touche for tax compliance, preparation of original and amended tax returns, claims for refunds and tax payment-planning services.

(4)	Deloitte & Touche did not perform nor bill the Company for any other services during the fiscal years ended December 31, 2003 and 2002 that are appropriately classified as “All Other Fees.”

     The Audit Committee has concluded that the services provided by Deloitte & Touche that were not related to its audit of the Company’s financial statements were at all times compatible with maintaining that firm’s independence.

     Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of, the independent auditor. In recognition of this responsibility, the Audit Committee has included in its charter the responsibility to pre-approve “all auditing services and permitted non-auditing services proposed to be performed by the independent auditor, subject to the de minimus exceptions for non-audit services that were not recognized as non-audit services at the time of engagement and which are subsequently approved by the committee prior to completion of the audit.” No fees were paid to the independent auditor pursuant to the “de minimis” exception to the foregoing pre-approval policy in 2003.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ending December 31, 2004 must be received by the Company no later than December 31, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2005 Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by the Company between 60 and 90 days prior to the 2005 Annual Meeting. If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before our 2005 Annual Meeting, shareholders may submit items for consideration as agenda items until 5:00 pm on the 15th day after the public disclosure or notice.

ANNUAL REPORT

     A copy of the Company’s 2003 Annual Report to Stockholders is enclosed. The Annual Report to Stockholders is not a part of the proxy soliciting material enclosed herewith. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Copies of exhibits to the annual report on Form 10-K are also available upon specific request and payment of 25 cents per page for reproduction plus $3.00 for postage and handling. All requests should be directed to the Secretary of the Company at 1275 West Washington, Tempe, Arizona 85281.

April 29, 2004	THE BOARD OF DIRECTORS

Annex A

OrthoLogic Corp.

Nominating Committee Charter

The responsibilities of the Nominating Committee include the following:

1. Provide written criteria to be used as a guideline in reviewing and selecting candidates for the Board of Directors.

2. Develop and maintain a list of potential candidates for the Board of Directors.

3. Recommend to the Board of Directors new nominees for unfilled directorships.

4. Provide a process for the education of new members of the Board of Directors.

5. Propose and review with the full Board of Directors a process for reviewing the independence and performance of all Board members.

6. Annually prepare a “management slate” for election or reelection of officers at the Meeting of the Board of Directors following the Annual Meeting of Shareholders.

7. Make appropriate reports to the Board of Directors.

The membership of the Nominating Committee shall be comprised of at least two members. If any member of the Nominating Committee is being considered for reelection to the Board of Directors, he will excuse himself from voting on the approval of his own nomination for the Board of Directors.

The chairman of the Board of Directors may, with the approval of a majority of the Board of Directors, appoint new members to the Nominating Committee.

ORTHOLOGIC CORP.
PROXY
2004 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas R. Trotter and Sherry A. Sturman, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OrthoLogic Corp. to be held on June 7, 2004, or any adjournment thereof, hereby revoking any proxy previously given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2 AND 3.

(Continued and to be dated and signed on the reverse side.)

ORTHOLOGIC CORP.
P.O. BOX 11365
NEW YORK, N.Y. 10203-0365

1.	PROPOSAL TO ELECT THREE CLASS I DIRECTORS FOR A TERM EXPIRING IN YEAR 2007

FOR all nominees listed below (except as marked to the contrary below) ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Nominees: Fredric J. Feldman, Ph.D, Thomas R. Trotter, Michael D. Casey

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For” box and write the nominee’s name on the exceptions line below.)

Exceptions

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE PLAN BY 1,000,000 SHARES

FOR   ☐     AGAINST   ☐    ABSTAIN   ☐

3.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP

FOR   ☐     AGAINST   ☐    ABSTAIN   ☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

Change of Address and/or Comments Mark Here ☐

Please sign exactly as name appears to the left. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by the authorized person.

Dated:	, 2004

Signature
Votes must be indicated in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)